EXHIBIT 99.2

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	March	March	December
	2004	2003	2003
Interest & Loan Fees Income	$74,074	$77,224	$74,042
Tax Equivalent Adjustment	2,515	2,566	2,538

Interest & Fees Income (FTE)	76,589	79,790	76,580
Interest Expense	21,972	29,595	23,530

Net Interest Income (FTE)	54,617	50,195	53,050
Loan Loss Provision	1,357	1,455	1,502
Non-Interest Income:
Investment Securities Gains (Losses)	714	866	(89)
Fees from Trust & Brokerage Services	2,570	2,275	2,261
Fees from Deposit Services	7,397	6,676	7,773
Other Charges, Commissions, and Fees	1,299	1,445	1,367
Income from Mortgage Banking Operations	6,449	11,972	9,833
Other Non-Interest Revenue	1,628	361	2,135

Total Non-Interest Income	20,057	23,595	23,280

Non-Interest Expense:
Salaries and Employee Benefits	19,936	21,631	21,972
Net Occupancy Expense	3,702	3,316	3,473
Other Expenses	12,595	11,647	30,721
Amortization of Intangibles	750	434	800
OREO Expense	84	248	185
FDIC Expense	159	289	145

Total Non-Interest Expense	37,226	37,565	57,296

Income Before Income Taxes (FTE)	36,091	34,770	17,532
Tax Equivalent Adjustment	2,515	2,566	2,538

Income Before Income Taxes	33,576	32,204	14,994
Taxes	10,072	9,661	4,497

Net Income	$23,504	$22,543	$10,497

MEMO: Effective Tax Rate	30.00%	30.00%	29.99%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	March 31	March 31
	2004	2003
	Q-T-D	Q-T-D	March 31	December 31
	Average	Average	2004	2003
Cash & Cash Equivalents	$188,359	$267,376	$184,535	$254,941
Securities Available for Sale	1,229,365	1,032,755	1,224,206	1,266,635
Securities Held to Maturity	241,020	262,322	238,150	243,975

Total Securities	1,470,385	1,295,077	1,462,356	1,510,610

Total Cash and Securities	1,658,744	1,562,453	1,646,891	1,765,551

Loans held for sale	120,036	428,463	233,659	181,186
Commercial Loans	2,258,875	1,878,089	2,325,079	2,249,176
Mortgage Loans	1,463,977	1,323,893	1,481,718	1,453,131
Consumer Loans	400,988	346,438	400,060	393,712

Loans, net of unearned income	4,123,840	3,548,420	4,206,857	4,096,019
Allowance for Loan Losses	(50,423)	(47,508)	(50,474)	(50,432)
Goodwill	169,079	90,397	167,583	169,655
Other Intangibles	9,204	5,696	8,795	9,546

Total Intangibles	178,283	96,093	176,378	179,201
Real Estate Owned	3,144	4,069	3,312	3,203
Other Assets	201,728	127,165	216,673	204,271

Total Assets	$6,235,352	$5,719,155	$6,433,296	$6,378,999

MEMO: Earning Assets	$5,674,612	$5,360,056	$5,916,271	$5,825,527

Interest-bearing Deposits	$3,209,339	$3,175,138	$3,225,653	$3,244,860
Noninterest-bearing Deposits	848,900	707,312	926,978	937,512

Total Deposits	4,058,239	3,882,450	4,152,631	4,182,372
Short-term Borrowings	657,879	527,628	705,823	661,942
Long-term Borrowings	853,195	708,435	884,691	858,174

Total Borrowings	1,511,074	1,236,063	1,590,514	1,520,116
Other Liabilities	43,606	52,283	64,410	61,320

Total Liabilities	5,612,919	5,170,796	5,807,555	5,763,808

Common Equity	622,433	548,359	625,741	615,191

Total Shareholders’ Equity	622,433	548,359	625,741	615,191

Total Liabilities & Equity	$6,235,352	$5,719,155	$6,433,296	$6,378,999

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
	2004	2003	2003
Quarterly Share Data:
Earnings Per Share:
Basic	$0.54	$0.54	$0.24
Diluted	$0.53	$0.53	$0.24
Common Dividend Declared Per Share	$0.25	$0.25	$0.25
High Common Stock Price	$31.60	$30.51	$31.60
Low Common Stock Price	$29.36	$26.58	$28.92
Average Shares Outstanding: (Net of Treasury Stock):
Basic	43,680,837	41,891,007	43,428,041
Diluted	44,258,584	42,355,229	44,177,850
Memorandum Items:
Tax Applicable to Security Transactions	$250	$303	($31)
Common Dividends	$10,917	$10,426	$10,929

	March	March	December
	2004	2003	2003
EOP Share Data:
Book Value Per Share	$14.34	$12.98	$14.08
Tangible Book Value Per Share	$10.30	$10.70	$10.00
52-week High Common Stock Price	$31.61	$32.25	$31.61
Date	09/08/03	05/06/02	09/08/03
52-week Low Common Stock Price	$27.40	$24.88	$26.58
Date	04/01/03	07/24/02	03/13/03
EOP Shares Outstanding (Net of Treasury Stock):	43,627,204	41,744,719	43,689,334
Memorandum Items:
EOP Employees (full-time equivalent)	1,549	1,500	1,585

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
	2004	2003	2003
Selected Yields and Net Interest Margin:
Loans	5.75%	6.39%	5.78%
Investment Securities	4.50%	5.30%	4.64%
Money Market Investments/FFS	2.81%	1.16%	1.17%
Average Earning Assets Yield	5.42%	6.00%	5.42%
Interest-bearing Deposits	1.37%	2.12%	1.42%
Short-term Borrowings	0.97%	1.69%	0.98%
Long-term Borrowings	4.47%	6.19%	5.32%
Average Liability Costs	1.87%	2.72%	2.01%
Net Interest Spread	3.55%	3.28%	3.41%
Net Interest Margin	3.86%	3.76%	3.76%
Selected Financial Ratios:
Return on Average Common Equity	15.19%	16.67%	6.71%
Return on Average Assets	1.52%	1.60%	0.68%
Efficiency Ratio	49.20%	50.58%	73.70%

	March	March	December
	2004	2003	2003
Loan / Deposit Ratio	101.31%	87.92%	97.94%
Loan Loss Reserve / Loans, net of unearned income	1.20%	1.34%	1.23%
Nonaccrual Loans / Loans, net of unearned income	0.15%	0.29%	0.18%
90-Day Past Due Loans/ Loans, net of unearned income	0.18%	0.19%	0.27%
Non-performing Loans/ Loans, net of unearned income	0.33%	0.47%	0.45%
Non-performing Assets/ Total Assets	0.26%	0.36%	0.34%
Primary Capital Ratio	10.43%	10.04%	10.35%
Shareholders’ Equity Ratio	9.73%	9.32%	9.65%
Price / Book Ratio	2.13 x	2.13 x	2.22 x
Price / Earnings Ratio	14.36 x	13.01 x	16.88 x

	March	March	December
	2004	2003	2003
Credit Quality Data:
EOP Non-Accrual Loans	$6,128	$9,979	$7,523
EOP 90-Day Past Due Loans	7,600	6,594	11,052

Total EOP Non-performing Loans	$13,728	$16,573	$18,575
EOP Other Real Estate & Assets Owned	3,312	4,086	3,203

Total EOP Non-performing Assets	$17,040	$20,659	$21,778

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	March	March	December
	2004	2003	2003
Charge-off Analysis:
Gross Charge-offs	($1,762)	($2,256)	($2,403)
Recoveries	447	400	537

Net Charge-offs	($1,315)	($1,856)	($1,866)